Ex. 99.1

Contact:

ICR

Investor Relations

Garrett Edson: (484) 320-5800

Media

Phil Denning: (203) 682-8200

FOR IMMEDIATE RELEASE

DFC GLOBAL CORP. ANNOUNCES SELECTED PRELIMINARY FISCAL THIRD QUARTER RESULTS

Berwyn, Pennsylvania – April 1, 2013 – DFC Global Corp. (NASDAQ: DLLR), a leading international diversified financial services company serving primarily unbanked and under-banked consumers for over 30 years, today announced selected, preliminary financial results for the fiscal third quarter ended March 31, 2013.

•	Consolidated adjusted EBITDA for the fiscal 2013 third quarter is expected to be in the range of $52 to $54 million.

•	Diluted operating earnings per share for the fiscal 2013 third quarter is expected to be in the range of $0.20 to $0.24 per share.

•	Company lowers its fiscal 2013 diluted operating earnings guidance, which excludes any one-time charges or gains that may occur, the non-cash impact of ASC-470-20, and the non-cash amortization associated with legacy cross-currency interest rate swap agreements, to between $1.70 to $1.80 per share from the Company’s previous estimate of $2.35 to $2.45 per share.

The ranges provided above do not include any one-time restructuring charges, which the Company expects to report for the fiscal third quarter ended March 31, 2013 as a result of streamlining its workforce in line with the reorganization and segmentation of the Company’s global business between retail and internet platforms.

“While we believe we are in general compliance with the new lending guidelines promulgated by our industry association in the United Kingdom, and that any subsequent changes to our lending practices, if necessary, can be implemented quickly and without significant business interruption, it is difficult to predict when all of the industry providers will adopt similar measures,” said Jeff Weiss, the Company’s Chairman and Chief Executive Officer. “In particular, as the various industry lenders transition to the new loan rollover limitations stipulated in the lending guidelines agreed upon by both our trade association and the regulators, many of the outstanding short-term consumer loans have now become immediately due. We believe this transition is causing a temporary ‘credit crunch’ for consumers in the United Kingdom, many of which currently have multiple short-term loans outstanding. Consequently, we have already begun to experience increasing loan defaults across our U.K. business. In response to these developments, we have tightened our underwriting criteria during the fiscal third quarter to minimize the impact of the anticipated rising loan defaults. It is difficult to ascertain how long this regulatory transition period will last, but our current conservative underwriting posture had a significant effect on our store-based and internet loan growth in the United Kingdom during the fiscal third quarter ended March 31, 2013, and we expect this will continue for the foreseeable future. While we are naturally disappointed with our fiscal third quarter performance, we still believe we are well positioned to meet the growing needs of our customers in the United Kingdom once we move beyond this transitory period.”

Conference Call
The Company will be holding a conference call this morning at 8:30 am ET to discuss the preliminary results for the fiscal third quarter ended March 31, 2013 and fiscal 2013 earnings guidance. To participate in the conference call, please dial (877) 718-5111 (U.S. and Canada) or (719) 325-4880 (International); use the confirmation code “5785742”. Hosting the call will be Jeffrey A. Weiss, Chairman and CEO, and Randy Underwood, Executive Vice President and CFO. For your convenience, the conference call can be replayed in its entirety beginning from two hours after the end of the call through April 8, 2013. If you wish to listen to the replay of this conference call, please dial (877) 870-5176 (U.S. and Canada) or (858) 384-5517 (International) and enter passcode “5785742.”

The conference call will also be broadcast live through a link on the Investor Relations page on the Company’s web site at http://www.dfcglobalcorp.com. Please go to the web site at least 15 minutes prior to the call to register, download and install any necessary audio software.

About DFC Global Corp.
DFC Global Corp. is a leading international diversified financial services company serving primarily unbanked and under-banked consumers who, for reasons of convenience and accessibility, purchase some or all of their financial services from the Company rather than from banks and other financial institutions. Through its over 1,400 retail storefront locations and multiple Internet, mobile phone and other remote platforms, the Company provides a variety of consumer financial products and services in nine countries across North America and Europe—the United Kingdom, Canada, the United States, Sweden, Finland, Poland, Spain, Czech Republic and the Republic of Ireland. The Company believes that its customers, many of whom receive income on an irregular basis or from multiple employers, are drawn to the range of financial services it offers, the convenience of its products, the multiple ways in which they may conduct business with the Company and its high-quality customer service.

The Company’s products and services, principally its short-term single-payment consumer loans, secured pawn loans, check cashing services and gold buying services, provide customers with immediate access to cash for living expenses or other needs. The Company strives to offer its customers additional high-value ancillary services, including Western Union® money order and money transfer products, foreign currency exchange, reloadable VISA® and MasterCard® prepaid debit cards and electronic tax filing. In addition to its core retail products, the Company also provides fee-based services in the United States to enlisted military personnel applying for loans to purchase new and used vehicles that are funded and serviced under agreements with third-party lenders through the Company’s branded Military Installment Loan and Education Services, or MILES® program.

The Company’s networks of retail locations in the United Kingdom and Canada are the largest of their kind by revenue in each of those countries. The Company believes it is also the largest pawn lender in Europe by loan portfolio. At December 31, 2012, the Company’s global retail operations consisted of 1,450 retail storefront locations, of which 1,409 are company-owned stores, conducting business primarily under the names The Money Shop®, Money Mart®, Insta-Cheques®, Suttons and Robertsons®, The Check Cashing Store®, Sefina®, Helsingin PanttiSM, Optima®, MoneyNow!®, and Super Efectivo®. In addition to its retail stores, the Company also offers Internet-based short-term single-payment consumer loans in the United Kingdom primarily under the brand names Payday Express® and PaydayUK®, in Canada under the Money Mart name, in Finland, Sweden, Poland and Czech Republic under the Risicum®, OK Money® and MoneyNow!® brand names. For more information, please visit the Company’s website at www.dfcglobalcorp.com.

Forward-Looking Statements
This news release contains forward-looking statements, including, among other things, statements regarding the following: pending or recent acquisitions and their expected benefits; the Company’s future results, growth, guidance and operating strategy; the global economy; the effects of currency exchange rates on reported operating results; the regulatory environment in Canada, the United Kingdom, the United States, Scandinavia and other countries; the impact of future development strategy, new stores and acquisitions; litigation matters; financing initiatives; and the performance of new products and services. These forward-looking statements involve risks and uncertainties, including risks related to: the regulatory environments, including the review by the Consumer Financial Protection Bureau of our operations and the introduction of legislation in the Finnish Parliament that could restrict our business in that country; current and potential future litigation; the identification of acquisition targets; the consummation of pending acquisitions; the integration and performance of acquired stores and businesses; the performance of new stores; the impact of debt and equity financing transactions; the results of certain ongoing income tax appeals; the effects of new products and services on the Company’s business, results of operations, financial condition, prospects and guidance; the effect of the termination of our relationship with the third-party national bank that currently funds a portion of the MILES program loans and our ability to replace such lending source on acceptable terms; and uncertainties related to the effects of changes in the value of the U.S. Dollar compared to foreign currencies. There can be no assurance that the Company will attain its expected results, successfully consummate pending acquisitions, successfully integrate and achieve anticipated synergies from any of its acquisitions, obtain acceptable financing, or attain its published guidance metrics, or that ongoing and potential future litigation or the various FDIC, CFPB, Federal, state, U.K., Canadian, Scandinavia, European Union, or other foreign legislative or regulatory activities affecting the Company or the banks with which the Company does business will not negatively impact the Company’s operations. A more complete description of these and other risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission, including those described under the heading “Risk Factors” on the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended June 30, 2012. You should not place any undue reliance on any forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.